Exhibit 99.1

AmSouth Reports Third Quarter Earnings

    To hear a webcast of the conference call with analysts at 2 p.m. CDT, October 19, go to www.amsouth.com and click on the webcast link under "Message Center." For supplemental financial information about the third quarter results, visit the Investor Relations Resource Center on AmSouth's web site at www.amsouth.com/irrc.

    BIRMINGHAM, Ala.--(BUSINESS WIRE)--Oct. 19, 2004--AmSouth Bancorporation (NYSE:ASO) today reported earnings for the third quarter ended
September 30, 2004, of $.33 per diluted share, compared to $.45 per diluted share reported for the third quarter of 2003. Net income for the third quarter of 2004 was $119.6 million versus $157.4 million for the same period in 2003. Results for the third quarter of 2004 include charges and related professional fees totaling $54.0 million, or $.15 per diluted share, in connection with AmSouth's previously announced settlements with the U.S. Attorney for the Southern District of Mississippi and the bank's regulators. Excluding these expenses, third quarter 2004 earnings would have been $172.0 million or $.48 per diluted share (see Reconciliation of GAAP Amounts to Adjusted Amounts in the attached financial tables).
    AmSouth's third quarter performance resulted in a return on average equity of 14.2 percent, a return on average assets of 0.98 percent and an efficiency ratio of 60.4 percent. Excluding the impact of the expenses related to the settlements, the results would have been a return on average equity of 20.4 percent, a return on average assets of 1.40 percent and an efficiency ratio of 51.4 percent.
    "Our business results are solid and we saw strong growth in the Commercial and Consumer lines of business despite the disruption caused by an unprecedented four hurricanes hitting our markets in just six weeks," said Dowd Ritter, AmSouth's chairman, president and chief executive officer. "While we did see a slight slowing in the pace of growth because of the storms, we expect business to accelerate in the future as the recovery efforts continue. Overall, that business growth, combined with a stable net interest margin, continued strength in credit quality and diligent expense control, resulted in a strong performance."
    Net interest income was $375.9 million in the third quarter, representing an annual growth rate of 16.0 percent compared with the previous quarter, and the net interest margin was unchanged at 3.44 percent. Compared to the third quarter in 2003, net interest income increased 9.4 percent.
    Average loans for the quarter grew by $3.4 billion, an 11.9 percent increase over the same quarter in 2003. Average deposits were higher by $3.2 billion, or 10.9 percent during the same period, including a 12.1 percent increase in average low cost deposits.
    Noninterest revenue, which includes earnings from service charges, trust, investment management services, securities gains and other sources of fee income, was $213.2 million for the quarter, a decrease of $15.6 million, or 6.8 percent, compared with the same quarter in 2003, largely because of an $11.7 million decline in securities gains. Service charges increased 10.3 percent compared with the third quarter of 2003, trust income grew 10.3 percent over the same period, and interchange income rose 17.6 percent compared with the previous year. Noninterest expenses in the third quarter were $362.5 million, compared with $306.6 million in the third quarter of 2003. Excluding the impact of the $54.0 million in charges and other costs related to the settlements, noninterest expenses declined $3.3 million to $308.5 million compared with the previous quarter and increased less than one percent compared to the same period in 2003.
    Net charge-offs were .36 percent of average net loans in the third quarter, up one basis point compared with the second quarter. The ratio of loan loss reserves to total loans was 1.17 percent at September 30, 2004, reflecting the portfolio's strong credit quality and a greater proportion of lower risk loans. The loan loss provision essentially matched net charge-offs.
    Nonperforming assets continued to decline during the third quarter. Total nonperforming assets at September 30, 2004, were $119.2 million, or .37 percent of loans net of unearned income, foreclosed properties and repossessions, compared to $135.6 million, or .43 percent, in the previous quarter.
    For supplemental financial information about the third quarter results, you may refer to the Form 8-K filed by AmSouth with the Securities and Exchange Commission on October 19, 2004, or visit the Investor Relations Resource Center on AmSouth's web site at www.amsouth.com.

    About AmSouth

    AmSouth is a regional bank holding company with $50 billion in assets, more than 670 branch banking offices and over 1,200 ATMs. AmSouth operates in Florida, Tennessee, Alabama, Mississippi, Louisiana and Georgia. AmSouth is a leader among regional banks in the Southeast in several key business segments, including consumer and commercial banking, small business banking, mortgage lending, equipment leasing, annuity and mutual fund sales, and trust and investment management services. AmSouth also offers a complete line of banking products and services at its web site, www.amsouth.com.

    Forward Looking Statements

    Statements in this report and the exhibits to the report that are not purely historical are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995), including any statements regarding descriptions of management's plans, objectives or goals for future operations, products or services, and forecasts of its revenues, earnings or other measures of performance. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond
AmSouth's control - could cause actual conditions, events or results to differ materially from those described in the forward-looking statements. Factors which could cause results to differ materially from current management expectations include, but are not limited to: customers' and other third parties' reaction to the settlements referred to in this press release; the execution of AmSouth's strategic initiatives; legislation and regulation; general economic conditions, especially in the Southeast; the performance of the stock and bond markets; changes in interest rates, yield curves and interest rate spread relationships; prepayment speeds within the loan and investment security portfolios; deposit flows; the cost of funds; cost of federal deposit insurance premiums; demand for loan products; demand for financial services; competition, including a continued consolidation in the financial services industry; changes in the quality or composition of AmSouth's loan and investment portfolios including capital market inefficiencies that may affect the marketability and valuation of available-for-sale securities; changes in consumer spending and saving habits; technological changes; the growth and profitability of AmSouth's mortgage banking business, including mortgage-related income and fees, being less than expected; adverse changes in the financial performance and/or condition of AmSouth's borrowers which could impact the repayment of such borrowers' loans; changes in accounting and tax principles, policies or guidelines and in tax laws; other economic, competitive, governmental and regulatory factors affecting AmSouth's operations, products, services and prices; the effects of weather and natural disasters, such as hurricanes; unexpected judicial actions and developments; results of investigations, examinations, and reviews of regulatory and law enforcement authorities; the outcome of litigation, which is inherently uncertain and depends on the findings of judges and juries; the impact on AmSouth's businesses, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts; and AmSouth's success at managing the risks involved in the foregoing. Forward-looking statements speak only as of the date they are made. AmSouth does not undertake a duty to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

                              Unaudited
                        AmSouth Bancorporation
                    SUMMARY FINANCIAL INFORMATION
               ($ in thousands, except per share data)

EARNINGS SUMMARY                             Three Months Ended
                                        -----------------------------
                                                               2004
                                        September   June      March
                                            30       30         31
                                        --------- --------- ---------
Net interest income                     $375,906  $361,410  $359,497
Provision for loan losses                 28,800    26,600    28,100
                                        --------- --------- ---------
Net interest income after provision      347,106   334,810   331,397
Noninterest revenues                     213,171   218,252   220,430
Noninterest expenses                     362,478   311,770   322,274
                                        --------- --------- ---------
Income before income taxes               197,799   241,292   229,553
Income taxes                              78,220    74,329    69,454
                                        --------- --------- ---------
Net income                              $119,579  $166,963  $160,099
                                        ========= ========= =========

Earnings per common share(a)               $0.34     $0.47     $0.46
Earnings per common share - diluted(a)      0.33      0.47      0.45
Average common shares outstanding        352,838   351,602   351,196
Average common shares outstanding -
 diluted                                 358,272   356,314   356,908
End of period common shares outstanding  354,635   353,414   352,904




EARNINGS SUMMARY

                                                              Percent
                                                               Change
                                                      2003     Versus
                                          December  September  Prior
                                              31       30       Year
                                         ---------- -----------------
Net interest income                       $358,784  $343,453     9.4%
Provision for loan losses                   44,500    41,800  (31.1%)
                                          --------- ---------
Net interest income after provision        314,284   301,653    15.1%
Noninterest revenues                       223,390   228,785   (6.8%)
Noninterest expenses                       310,793   306,556    18.2%
                                          --------- ---------
Income before income taxes                 226,881   223,882  (11.7%)
Income taxes                                68,329    66,494    17.6%
                                          --------- ---------
Net income                                $158,552  $157,388  (24.0%)
                                          ========= =========

Earnings per common share(a)                 $0.45     $0.45  (24.4%)
Earnings per common share - diluted(a)        0.45      0.45  (26.7%)
Average common shares outstanding          350,067   349,421
Average common shares outstanding -
 diluted                                   355,306   353,317
End of period common shares outstanding    351,891   350,622




EARNINGS SUMMARY

                                                 YTD           Percent
                                       ----------------------- Change
                                          2004        2003     Versus
                                       September   September    Prior
                                           30          30        Year
                                       ----------- -------------------
Net interest income                    $1,096,813  $1,055,851     3.9%
Provision for loan losses                  83,500     129,200  (35.4%)
                                       ----------- -----------
Net interest income after provision     1,013,313     926,651     9.4%
Noninterest revenues                      651,853     632,388     3.1%
Noninterest expenses                      996,522     894,784    11.4%
                                       ----------- -----------
Income before income taxes                668,644     664,255     0.7%
Income taxes                              222,003     196,686    12.9%
                                       ----------- -----------
Net income                               $446,641    $467,569   (4.5%)
                                       =========== ===========

Earnings per common share(a)                $1.27       $1.33   (4.5%)
Earnings per common share - diluted(a)       1.25        1.32   (5.3%)
Average common shares outstanding         351,882     350,294
Average common shares outstanding -
 diluted                                  357,169     353,971
End of period common shares outstanding   354,635     350,622




KEY PERFORMANCE RATIOS                          Three Months Ended
                                              -----------------------
                                                                2004
                                              September  June  March
                                                  30      30     31
                                              --------- ------ ------
Average shareholders' equity to average total
 assets                                           6.87%  6.92%  7.09%
End of period shareholders' equity to end of
 period total assets                              6.94   6.82   7.11
Loans net of unearned income to total deposits  101.83  97.55  94.77
Return on average assets (annualized)(a)          0.98   1.41   1.40
Return on average shareholders' equity
 (annualized)(a)                                 14.20  20.31  19.76
Book value per common share                      $9.73  $9.32  $9.56
Tangible book value per common share             $8.88  $8.46  $8.71
Net interest margin - taxable equivalent          3.44%  3.44%  3.56%
Efficiency ratio(a)                              60.44  52.83  54.57


KEY PERFORMANCE RATIOS
                                                                2003
                                                    December September
                                                       31        30
                                                   --------- ---------
Average shareholders' equity to average total assets   7.05%     7.14%
End of period shareholders' equity to end of period
 total assets                                          7.08      7.11
Loans net of unearned income to total deposits        96.38     98.85
Return on average assets (annualized)(a)               1.41      1.44
Return on average shareholders' equity
 (annualized)(a)                                      19.96     20.18
Book value per common share                           $9.18     $8.99
Tangible book value per common share                  $8.32     $8.13
Net interest margin - taxable equivalent               3.61%     3.60%
Efficiency ratio(a)                                   52.43     52.58


KEY PERFORMANCE RATIOS                                     YTD
                                                   -------------------
                                                      2004      2003
                                                   September September
                                                       30        30
                                                   --------- ---------
Average shareholders' equity to average total
 assets                                                6.96%     7.38%
End of period shareholders' equity to end of period
 total assets                                          6.94      7.11
Loans net of unearned income to total deposits       101.83     98.85
Return on average assets (annualized)(a)               1.26      1.49
Return on average shareholders' equity
 (annualized)(a)                                      18.05     20.13
Book value per common share                           $9.73     $8.99
Tangible book value per common share                  $8.88     $8.13
Net interest margin - taxable equivalent               3.48%     3.84%
Efficiency ratio(a)                                   55.97     51.96

    (a) Ratios and earnings per share as adjusted for the third quarter 2004 settlement agreement and related professional fees are provided in the following table. These expenses represent matters which management believes are not indicative of AmSouth's legal and regulatory affairs arising in the normal course of business.



                                                          2004
                                                   -------------------
                                                  Three Months
                                                     Ended      YTD
                                                   September September
                                                       30        30
                                                   --------- ---------
Earnings per common share, GAAP basis                  0.34      1.27
Adjustment for settlement agreement and related
 professional fees                                     0.15      0.15
                                                   --------- ---------
Earnings per common share, as adjusted                 0.49      1.42

Earnings per common share - diluted, GAAP basis        0.33      1.25
Adjustment for settlement agreement and related
 professional fees                                     0.15      0.15
                                                   --------- ---------
Earnings per common share - diluted, as adjusted       0.48      1.40

Return on average assets (annualized), GAAP basis 0.98% 1.26% Adjustment for settlement agreement and related
 professional fees                                     0.42%     0.14%
                                                   --------- ---------
Return on average assets (annualized), as adjusted     1.40%     1.40%

Return on average shareholders' equity
 (annualized), GAAP basis                             14.20%    18.05%
Adjustment for settlement agreement and related
 professional fees                                     6.23%     2.12%
                                                   --------- ---------
Return on average shareholders' equity
 (annualized), as adjusted                            20.43%    20.17%

Efficiency ratio, GAAP basis                          60.44%    55.97%
Adjustment for settlement agreement and related
 professional fees                                     9.00%     3.03%
                                                   --------- ---------
Efficiency ratio, as adjusted                         51.44%    52.94%



                             Unaudited
                        AmSouth Bancorporation
                    SUMMARY FINANCIAL INFORMATION
                           ($ in thousands)

                                      Three Months Ended
BALANCE SHEET INFORMATION     --------------------------------------
AVERAGE BALANCES                                             2004
                               September 30   June 30      March 31
                              ------------ ------------ ------------
Loans net of unearned income   $32,079,701  $30,633,629  $29,705,743
Total investment securities(a)  12,374,084   12,488,887   11,779,479
Interest-earning assets(a)      44,684,992   43,500,751   41,771,105
Total assets                    48,786,314   47,742,291   45,953,093
Noninterest-bearing deposits     6,643,642    6,516,977    6,103,216
Interest-bearing deposits(b)    25,735,595   25,337,923   24,381,234
Total deposits(b)               32,379,237   31,854,900   30,484,450
Shareholders' equity             3,350,323    3,305,636    3,258,359



BALANCE SHEET INFORMATION                                      Percent
AVERAGE BALANCES                                               Change
                                                               Versus
                                                    2003       Prior
                                    December 31  September 30   Year
                                    ------------ ------------ -------
Loans net of unearned income        $29,263,749  $28,667,773    11.9%
Total investment securities(a)       11,158,897   10,008,025    23.6%
Interest-earning assets(a)           40,609,843   39,075,134    14.4%
Total assets                         44,697,830   43,315,707    12.6%
Noninterest-bearing deposits          5,855,497    5,605,708    18.5%
Interest-bearing deposits(b)         23,952,276   23,598,915     9.1%
Total deposits(b)                    29,807,773   29,204,623    10.9%
Shareholders' equity                  3,151,106    3,094,790     8.3%




                                                YTD            Percent
BALANCE SHEET INFORMATION            ------------------------- Change
AVERAGE BALANCES                                               Versus
                                        2004         2003       Prior
                                     September 30 September 30   Year
                                     ------------ ------------ -------
Loans net of unearned income         $30,811,005  $28,257,539     9.0%
Total investment securities(a)        12,214,734    9,358,509    30.5%
Interest-earning assets(a)            43,323,935   37,920,237    14.3%
Total assets                          47,498,616   42,067,539    12.9%
Noninterest-bearing deposits           6,422,090    5,361,502    19.8%
Interest-bearing deposits(b)          25,153,716   22,808,241    10.3%
Total deposits(b)                     31,575,806   28,169,743    12.1%
Shareholders' equity                   3,304,939    3,105,990     6.4%

    (a) Excludes adjustment for market valuation on available-for-sale securities and certain noninterest-earning marketable equity securities.

    (b) Statement 133 valuation adjustments related to time deposits, certificates of deposit of $100,000 or more and other interest-bearing liabilities are included in other liabilities.



BALANCE SHEET INFORMATION
ENDING BALANCES


Loans net of unearned income   $32,502,221  $31,351,497  $29,893,723
Total investment securities(a)  12,572,341   12,716,413   12,426,033
Interest-earning assets(a)      45,379,714   44,439,782   43,253,884
Total assets                    49,687,862   48,295,813   47,414,968
Noninterest-bearing deposits     6,798,077    6,636,325    6,544,028
Interest-bearing deposits       25,121,339   25,502,919   25,000,664
Total deposits                  31,919,416   32,139,244   31,544,692
Shareholders' equity             3,450,558    3,295,478    3,372,349



BALANCE SHEET INFORMATION                                      Percent
ENDING BALANCES                                                Change
                                                               Versus
                                                                Prior
                                                                 Year
                                                               -------
Loans net of unearned income         $29,339,364  $29,128,404    11.6%
Total investment securities(a)        12,036,854   11,011,789    14.2%
Interest-earning assets(a)            41,521,449   40,341,180    12.5%
Total assets                          45,615,516   44,342,699    12.1%
Noninterest-bearing deposits           6,273,835    5,839,977    16.4%
Interest-bearing deposits             24,166,518   23,628,246     6.3%
Total deposits                        30,440,353   29,468,223     8.3%
Shareholders' equity                   3,229,669    3,152,834     9.4%

    (a) Excludes adjustment for market valuation on available-for-sale securities and certain noninterest-earning marketable equity securities.


                              Unaudited
                        AmSouth Bancorporation
                    SUMMARY FINANCIAL INFORMATION
                           ($ in thousands)

NONPERFORMING ASSETS                       2004                2003
                     September   June      March   December  September
                         30       30        31        31        30
                     --------- --------- --------- --------- ---------
Nonaccrual loans(a)   $92,958  $102,670  $102,904  $110,153  $120,793
Foreclosed properties  23,043    29,586    29,291    32,616    35,163
Repossessions           3,231     3,295     3,733     4,986     5,890
                     --------- --------- --------- --------- ---------
Total nonperforming
 assets(a)           $119,232  $135,551  $135,928  $147,755  $161,846
                     ========= ========= ========= ========= =========

Nonperforming assets
 to loans net of
 unearned income,
 foreclosed
 properties and
 repossessions           0.37%     0.43%     0.45%     0.50%     0.55%


Accruing loans 90
 days past due        $63,727   $52,972   $58,195   $67,460   $72,588
                     ========= ========= ========= ========= =========

    (a) Exclusive of accruing loans 90 days past due



ALLOWANCE FOR LOAN
 LOSSES                                     2004                2003
                       3rd       2nd        1st       4th       3rd
                      Quarter   Quarter   Quarter   Quarter   Quarter
                     --------- --------- --------- --------- ---------
Balance at beginning
 of period           $382,482  $382,450  $384,124  $384,059  $384,011
Loans charged off     (39,799)  (38,202)  (44,412)  (56,403)  (55,102)
Recoveries of loans
 previously charged
 off                   11,062    11,634    16,406    11,968    13,350
                     --------- --------- --------- --------- ---------
Net Charge-offs       (28,737)  (26,568)  (28,006)  (44,435)  (41,752)
Addition to allowance
 charged to expense    28,800    26,600    28,100    44,500    41,800
Allowance sold         (1,290)        -    (1,768)        -         -
                     --------- --------- --------- --------- ---------
Balance at end of
 period              $381,255  $382,482  $382,450  $384,124  $384,059
                     ========= ========= ========= ========= =========

Allowance for loan
 losses to loans net
 of unearned income      1.17%     1.22%     1.28%     1.31%     1.32%
Net charge-offs to
 average loans net of
 unearned income(a)      0.36%     0.35%     0.38%     0.60%     0.58%
Allowance for loan
 losses to
 nonperforming
 loans(b)              410.14%   372.54%   371.66%   348.72%   317.95%
Allowance for loan
 losses to
 nonperforming
 assets(b)             319.76%   282.17%   281.36%   259.97%   237.30%

    (a) Annualized

    (b) Exclusive of accruing loans 90 days past due



                              Unaudited
                        AmSouth Bancorporation
          RECONCILIATION OF GAAP AMOUNTS TO ADJUSTED AMOUNTS
            FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004
                 ($ in thousands, except per share data)

                                                              Earnings
                                  Income             Earnings   per
                                   Before              per     common
                                  Income      Net     common  share -
                                   Taxes    Income    share    diluted
Results as reported on a GAAP    -------------------------------------
 basis                           $197,799  $119,579    $0.34    $0.33
Costs incurred under settlement
 agreement and related
 professional fees(a)              53,972    52,443     0.15     0.15
                                 --------- --------- -------- --------
Results as adjusted              $251,771  $172,022    $0.49    $0.48


                                Noninterest
                                 Expenses
                                 ---------
Results as reported on a GAAP
 basis                           $362,478
Costs incurred under settlement
 agreement and related
 professional fees(a)              53,972
                                 ---------
Results as adjusted              $308,506

    (a) These expenses represent matters which management believes are not indicative of AmSouth's legal and regulatory affairs arising in the normal course of business.


    CONTACT: AmSouth Bancorporation, Birmingham
             Investment Community:
             List Underwood, 205-801-0265
             or
             News Media:
             Rick Swagler, 205-801-0105
             www.amsouth.com